Exhibit 4.83

Dated 31 August 2012

CRETAN TRADERS INC.

as Borrower

-and-

MONTEAGLE SHIPPING SA

as Existing Guarantor

-and-

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

-and-

NORDDEUTSCHE LANDESBANK GIROZENTRALE

as Swap Bank

-and-

NORDDEUTSCHE LANDESBANK GIROZENTRALE

as Underwriter, Mandated Lead Arranger,

Bookrunner, Agent and Security Trustee

________________________________________________________

FOURTH SUPPLEMENTAL AGREEMENT

_____________________________________________________

in relation to a Loan Agreement dated 23 July 2008

(as amended and supplemented by three supplemental

agreements dated respectively 12 October 2009, 9 September 2011 and

4 January 2012 and two supplemental letters dated respectively

24 July 2009 and 8 February 2010) in respect of a loan facility of (originally) US$126,400,000

INDEX

Clause		Page
1	DEFINITIONS	2
2	REPRESENTATIONS AND WARRANTIES	2
3	AGREEMENT OF THE CREDITOR PARTIES	3
4	CONDITIONS
5	VARIATIONS TO LOAN AGREEMENT AND FINANCE DOCUMENTS	5
6	CONTINUANCE OF LOAN AGREEMENT AND FINANCE DOCUMENTS	7
7	FEES AND EXPENSES	7
8	COMMUNICATIONS	7
9	SUPPLEMENTAL	7
10	LAW AND JURISDICTION	8
SCHEDULE I LENDERS		9
EXECUTION PAGE		10

THIS FOURTH SUPPLEMENTAL AGREEMENT is dated 31 August 2012 and made

BETWEEN:

(1)
CRETAN TRADERS INC., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (including its successors) as Borrower;

(2)
MONTEAGLE SHIPPING SA a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as Existing Guarantor;

(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule I, as Lenders;

(4)	NORDDEUTSCHE LANDESBANK GIROZENTRALE acting through its office at Friedrichswall 10, D-30159, Hannover, Germany, as Swap Bank; and

(5)	NORDDEUTSCHE LANDESBANK GIROZENTRALE acting through its office at Friedrichswall 10, D-30159, Hannover, Germany as Underwriter, Mandated Lead Arranger, Bookrunner, Agent and Security Trustee.

BACKGROUND

(A)
By a loan agreement dated 23 July 2008 (as amended and supplemented by three supplemental agreements dated respectively 12 October 2009, 9 September 2011 and 4 January 2012 and two supplemental letters dated respectively 24 July 2009 and 8 February 2010, the "Loan Agreement") made between (i) the Borrower, (ii) the Lenders, (iii)the Swap Bank, (iv) the Underwriter, (v) the Mandated Lead Arranger, (vi) the Bookrunner, (vii) the Agent and (viii) the Security Trustee, the Lenders made available to the Borrower a loan facility of (originally) US$126,400,000 (the "Loan").

(B)	By the Agency and Trust Agreement entered into pursuant to the Loan Agreement, it was agreed that the Security Trustee would hold the Trust Property on trust for the Lenders.

(C)	As at the date of this Agreement the amount outstanding by way of principal under the Loan Agreement is US$75,600,000.

(D)	The Borrower has requested that the Creditor Parties agree to (inter alia) give their consent to an amendment to the minimum security cover requirement specified in Clause 15.1 of the Loan Agreement.

(E)	The Creditor Parties' consent to the Borrower's request referred to in Recital (D) subject to the following conditions:

(i)	the application of $9,125,000 currently standing, on the date of this Agreement, to the credit of the Cash Collateral Account in the name of the Existing Guarantor towards prepayment of the Loan;
(ii)	50 per cent of any excess earnings of m.vs "RAPALLO" and "WOOLLOOMOOLOO" being either deposited in the Retention Account or applied in prepayment of the Loan (at the Borrower's sole discretion); and

(iii)	the consequential amendments to the Loan Agreement and the other Finance Documents in connection with those matters

(F)	This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, to amend the Loan Agreement.

NOW THEREFORE IT IS HEREBY AGREED

1	DEFINITIONS

1.1	Words and expressions defined in the Loan Agreement (as hereby amended) and the recitals hereto and not otherwise defined herein shall have the same meanings when used in this Supplemental Agreement.

1.2	In this Supplemental Agreement the words and expressions specified below shall have the meanings attributed to them below:

"Existing Guarantor" means, Monteagle Shipping SA, a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960; and

"Effective Date" means a Business Day on which the Agent confirms in writing to the Borrower and the Existing Guarantor that all conditions set out in Clause 4.1 have been satisfied or waived, as specified in the Effective Date letter in accordance with Clause 4.3 and the date on which the conditions precedent in Clause 4.1 are satisfied.

1.3
Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations. Clause headings are inserted for convenience of reference only and shall be ignored in construing this Supplemental Agreement. References to Clauses are to clauses of this Supplemental Agreement save as may be otherwise expressly provided in this Supplemental Agreement.

2	REPRESENTATIONS AND WARRANTIES

2.1
The Borrower hereby represents and warrants to the Agent, as at the date of this Supplemental Agreement, that the representations and warranties set forth in Clause 10 of the Loan Agreement (updated mutatis mutandis to the date of this Supplemental Agreement) are true and correct as if all references therein to "this Agreement" were references to the Loan Agreement as further amended by this Supplemental Agreement.

2.2	The Borrower hereby further represents and warrants to the Agent that as at the date of this Supplemental Agreement:

(a)
it is duly incorporated and validly existing and in good standing under the laws of the Marshall Islands and has full power to enter into and perform its obligations under this Supplemental Agreement and has complied with all statutory and other requirements relative to its business, and does not have an established place of business in any part of the United Kingdom or the United States of America;

(b)
all necessary governmental or other official consents, authorisations, approvals, licences, consents or waivers for the execution, delivery, performance, validity and/or enforceability of this Supplemental Agreement and all other documents to be executed in connection with the amendments to the Loan Agreement and the other Finance Documents as contemplated hereby have been obtained and will be maintained in full force and effect, from the date of this Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Loan remains outstanding;

(c)
it has taken all necessary corporate and other action to authorise the execution, delivery and performance of its obligations under this Supplemental Agreement and such other documents to which it is a party and such documents do or will upon execution thereof constitute its valid and binding obligations enforceable in accordance with their respective terms;

(d)
the execution, delivery and performance of this Supplemental Agreement and all such other documents as contemplated hereby does not and will not, from the date of this Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Commitment remains outstanding, constitute a breach of any contractual restriction or any existing applicable law, regulation, consent or authorisation binding on the Borrower or on any of its property or assets and will not result in the creation or imposition of any security interest, lien, charge or encumbrance (other than under the Finance Documents on any of such property or assets; and

(e)
it has fully disclosed in writing to the Agent all facts which it knows or which it should reasonably know and which are material for disclosure to the Agent in the context of this Supplemental Agreement and ail information furnished by such Borrower or on its behalf relating to its business and affairs in connection with this Supplemental Agreement was and remains true, correct and complete in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading.

3	AGREEMENT OF THE CREDITOR PARTIES

3.1
The Creditor Parties, relying upon each of the representations and warranties set out in Clauses 2.1 and 2.2 of this Supplemental Agreement, hereby agree with the Borrower, subject to and upon the terms and conditions of this Supplemental Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 4:

(a)	an amendment in the minimum security cover requirement specified in Clause 15.1 of the Loan Agreement in the manner outlined in Clauses 5.1(e);

(b)	an amendment to the manner of repayment of the Loan as referred to in clause 8 of the Loan Agreement so that the Loan shall be repaid in accordance with Clause 5.1(b) of this Agreement; and

(c)	the consequential amendments to the Loan Agreement and the other Finance Documents in connection with the matters referred to in paragraphs (a) and (b) above.

3.2
The Borrower and the Security Parties agree and confirm that the Loan Agreement and the Finance Documents to which each is a party shall remain in full force and effect and the Borrower and each Security Party shall remain liable under the Loan Agreement and the Finance Documents to which each is a party for all obligations and liabilities assumed by it thereunder.

3.3	The agreement of the Creditor Parties contained in Clause 3.1 shall have effect on and from the Effective Date.

4	CONDITIONS

4.1
The agreements of the Creditor Parties contained in Clause 3.1 of this Supplemental Agreement shall all be expressly subject to the condition that the Agent shall have received in form and substance satisfactory to it and its legal advisers on or before the Effective Date:

(a)	evidence that the persons executing this Supplemental Agreement on behalf of the Borrower are duly authorised to execute the same;

(b)	an original of this Agreement duly executed by the parties to it and counter-signed and acknowledged by the Security Parties;

(c)
certificates from an officer of the Borrower and the Existing Guarantor confirming the names of all the directors and shareholders of the Borrower and the Existing Guarantor and having attached thereto true and complete copies of their incorporation and constitutional documents;

(d)
true and complete copy of the resolutions passed at separate meetings of the sole director or directors, as the case may be, and shareholders of the Borrower and the Existing Guarantor authorising and approving the execution, or acknowledgement in the case of the Guarantor, Roscoe and the Collateral Owner, of this Supplemental Agreement and any other document or action to which each is or is to be a party and authorising its directors or other representatives to execute, or acknowledge, as the case may be, the same on its behalf;

(e)	the original of any power of attorney issued by the Borrower and the Existing Guarantor pursuant to such resolutions aforesaid;

(f)
evidence that the Borrower has satisfied the minimum security cover test outlined in clause 15.1 of the Loan Agreement (as those provisions have been amended and supplemented by this Supplemental Agreement);

(g)
evidence that the amount of $9,125,000 (out of the Cash Collateral Account) has been applied in partial prepayment of Tranche B (and the Existing Guarantor hereby irrevocably and unconditionally authorises the Agent to make such application);

(h)	favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the Marshall Islands and such other relevant jurisdictions as the Agent may require;

(i)
certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Supplemental Agreement (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Agent deems appropriate;

(j)	evidence that the process agent referred to in clause 30.4 of the Loan Agreement has accepted its appointment as agent for service of process under this Supplemental Agreement; and

(k)
evidence that the provisions of clause 9.1(d) of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, are complied with both as at the date of this Agreement and the Effective Date.

4.2
Waiver. The conditions set out in Clause 4.1 are for the sole benefit of the Creditor Parties. The Agent shall be entitled to waive the fulfilment of any of those conditions on such terms as it deems fit.

4.3
Effective Date Letter. Upon fulfilment or waiver of the conditions in Clause 4.1, the Agent, the Borrower and the Existing Guarantor shall sign a letter confirming that the Effective Date has occurred and such certificate shall be binding on all parties to this Agreement.

5	VARIATIONS TO LOAN AGREEMENT AND FINANCE DOCUMENTS

5.1
In consideration of the agreement of the Creditor Parties contained in Clause 3.1 of this Supplemental Agreement, the Borrower hereby agrees with the Creditor Parties that upon satisfaction of the conditions referred to in Clause 4.1, the provisions of the Loan Agreement shall be varied and/or amended and/or supplemented with effect on and from the Effective Date as follows:

(a)	by adding the following new definitions in clause 1.1 thereof:

""Effective Date" means a Business Day on which the Agent confirms in writing to the Borrower and the Existing Guarantor that all conditions set out in clause 4.1 of the Fourth Supplemental Agreement have been satisfied or waived, as specified in the Effective Date letter in accordance with clause 4.3 of the Fourth Supplemental Agreement and the date on which the conditions precedent in clause 4.1 of the Fourth Supplemental Agreement are being satisfied;

"Fourth Supplemental Agreement" means a fourth supplemental agreement to this Agreement dated 31 August 2012 and entered into between (i) the Borrower, (ii) Monteagle Shipping SA as Existing Guarantor, (iii) the Lenders, (iv) the Swap Bank, (v) the Underwriter, (vi) the Mandated Lead Arranger, (vii) the Bookrunner, (viii) the Agent and (ix) the Security Trustee;";

(b)	by deleting clause 2.6 thereof in its entirety;

(c)	by deleting clauses 8.1 and 8.2 thereof in their entirety and substituting the same with the following new clauses:

"8.1	Amount of repayment instalments. The Borrower shall repay each Tranche (save as otherwise repaid or prepaid) as follows:

(a)	in the case of Tranche A, by 24 equal consecutive three- monthly instalments each in the amount of 830,221.52;

(b)	in the case of Tranche B, by 24 equal consecutive three-monthly repayment instalments and by a balloon instalment as follows:

(i)	in the case of the first repayment instalment to the twenty-fourth repayment instalment (inclusive) in the amount of $1,819,778.48 each; and

(ii)	a balloon instalment in the amount of $2,875,000 (the "Tranche B Balloon Instalment").

8.2
Repayment Dates. The first repayment instalment in respect of each Tranche referred to in Clause 8.1 shall be repaid on 29 October 2012 and each subsequent repayment instalment shall be repaid at 3-monthly intervals thereafter and the last repayment instalment and together with Tranche B Balloon Instalment shall be repaid on 29 July 2018."

(c)	by deleting clause 8.10 in its entirety and substituting the same with the following new clause:

"8.10           Application of partial prepayment. Each partial prepayment made pursuant to:

(a)	Clause 8.4, shall be applied against Tranche B Balloon Instalment. Upon repayment of Tranche B Balloon Instalment in full, each partial prepayment shall be applied first against the then outstanding repayment instalments of Tranche A and then against the then outstanding repayment instalments of Tranche B, in each case in inverse order of maturity; and

(b)	Clause 8.8, shall be applied in full repayment of the Loan".

(d)	by adding a new clause 8.12 thereof as follows:

"8.12
Excess Earnings". If in respect of any 3-month period (with the first such period commencing on 1 September 2012) during the Security Period, the Agent determines (on the basis of evidence satisfactory to the Agent provided by the Borrower to the Agent in respect of such 3-month period by not later than the date following 30 days after the last day of such 3-month period) that the aggregate daily Earnings of RAPALLO and the Collateral Ship for such period exceed the aggregate of:

(a)
the aggregate expenditure necessarily incurred during such period by Roscoe and the Collateral Owner in operating, insuring, dry-docking, maintaining, repairing and generally trading RAPALLO and the Collateral Ship (including, without limitation, the general and administrative expenses and the maintenance costs); and

(b)	any sums paid by the Borrower in respect of principal on, and interest in respect of, the Loan pursuant to this Agreement which are attributable to that 3-month period,

the Agent shall advise the Borrower of the amount of such excess (the "Excess Earnings") and the Borrower shall ensure that an amount equal to 50 per cent. of the Excess Earnings (the "Excess Amount") is transferred into the Retention Account which Excess Amount shall remain blocked until the last day of the then current Interest Period when the Excess Amount may be applied, at the discretion of the Borrower, in prepayment of the Loan in accordance with Clause 8.10(a) of this Agreement (and the Borrower hereby unconditionally and irrevocably authorises the Agent to make such application).

(e)	by deleting clause 15.1 thereof in its entirety and substituting the same with the following new clause:

"15.1	Minimum required security cover. Clause 15.2 applies if the Agent notifies the Borrower that:

(a)	the aggregate of (i) the aggregate Market Value of the Ship, RAPALLO and the Collateral Ship and (ii) any amounts standing to the credit of the Retention Account; plus

(b)	the net realisable value of any additional security previously provided under this Clause 15,

is below the Relevant Percentage of the Loan.

In this Clause 15.1 "Relevant Percentage" means, in respect of the period commencing on:

(i)	the Effective Date and ending on (inclusive) 31 December 2014, 100 per cent.;

(ii)	1 January 2015 and ending on (inclusive) 31 December 2015, 105 per cent.;

(iii)	1 January 2016 and ending on (inclusive) 31 December 2016, 111 per cent.; and

(iv)	1 January 2017 and at all times thereafter, 125 per cent.

5.2
Amendments to Finance Documents. With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Supplemental Agreement; and

(b)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", "hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Supplemental Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to make the same consistent with, and to give full effect to, the terms of this Supplemental Agreement.

6	CONTINUANCE OF LOAN AGREEMENT AND FINANCE DOCUMENTS

6.1
Save for the alterations to the Loan Agreement and the other Finance Documents made or to be made pursuant to this Supplemental Agreement and such further modifications (if any) thereto as may be necessary to make the same consistent with the terms of this Supplemental Agreement, the Loan Agreement shall remain in full force and effect and the security constituted by the other Finance Documents shall continue and remain valid and enforceable.

7	FEES AND EXPENSES

7.1
Handling Fee. The Borrower shall pay to the Agent on the date of this Agreement a non-refundable handling fee of $30,000 to be distributed between the Lenders pro rate to their respective Contribution.

7.2
Fees and expenses. The provisions of clause 20 (fees and expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary amendments.

8	COMMUNICATIONS

8.1
General. The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third Party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement and any non-contractual obligations arising out of it, shall be governed by and construed in accordance with English law.

10.2
Incorporation of the Loan Agreement provisions. The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary medications.

IN WITNESS WHEREOF the parties hereto have caused this Supplemental Agreement to be duly executed the day and year first above written.

SCHEDULE I

LENDERS

Lender	Lending Office
Norddeutsche Landesbank Girozentrale	Friedrichswall 10 D-30159 Hannover Germany

EXECUTION PAGE

BORROWER

Signed by DIMITRIOS GLYNOS	)	/s/Dimitrios Glynos
for and on behalf of	)
CRETAN TRADERS INC. Witness to the signature: Eugenia Th. Voulika Attorney-at-law 52, Ag. Konstantinou Street – 151 24 Marousi Athens, Greece Tel.: +30 210 6140580 – Fax: + 30 210 614 0267)

EXISTING GUARANTOR

SIGNED by	)
for and on behalf of DIMITRIOS GLYNOS	)	/s/Dimitrios Glynos
MONTEAGLE SHIPPING SA Witness to the signature: Eugenia Th. Voulika Attorney-at-law 52, Ag. Konstantinou Street – 151 24 Marousi Athens, Greece Tel.: +30 210 6140580 – Fax: + 30 210 614 0267)

LENDERS

SIGNED by of VASSILIKI GEORGOPOULOS	)	/s/ Vassiliki Georgopoulos
for and on behalf of	)
NORDDEUTSCHE LANDESBANK GIROZENTRALE	) )

SWAP BANK

SIGNED by VASSILIKI GEORGOPOULOS	)	/s/ Vassiliki Georgopoulos
for and on behalf of	)
NORDDEUTSCHE LANDESBANK GIROZENTRALE	) )

UNDERWRITER

SIGNED by VASSILIKI GEORGOPOULOS	)	/s/ Vassiliki Georgopoulos
for and on behalf of	)
NORDDEUTSCHE LANDESBANK GIROZENTRALE	) )

MANDATED LEAD ARRANGER

SIGNED by VASSILIKI GEORGOPOULOS	)	/s/ Vassiliki Georgopoulos
for and on behalf of	)
NORDDEUTSCHE LANDESBANK GIROZENTRALE	) )

BOOKRUNNER

SIGNED by VASSILIKI GEORGOPOULOS		)	/s/ Vassiliki Georgopoulos
for and on behalf of		)
NORDDEUTSCHE LANDESBANK GIROZENTRALE		) )

AGENT

SIGNED by VASSILIKI GEORGOPOULOS		)	/s/ Vassiliki Georgopoulos
for and on behalf of		)
NORDDEUTSCHE LANDESBANK GIROZENTRALE		) )

SECURITY TRUSTEE

SIGNED by VASSILIKI GEORGOPOULOS		)	/s/ Vassiliki Georgopoulos
for and on behalf of		)
NORDDEUTSCHE LANDESBANK GIROZENTRALE		) )

Witness to all the above signatures (other than the Borrower's and the Existing Guarantor's)

Name: ERICA LACOMEE			/s/ Erica Lacombe

Address:	WATSON, FARLEY & WILLIAMS 89 AKTI MIAOULI PIRAEUS 18938 GREECE

COUNTERSIGNED on 31 August 2012 for and on behalf of each of the following companies which by its execution hereof confirms and acknowledges that it has read and understood the terms and conditions of this Supplemental Agreement, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement and the Master Agreement.

/s/ Dimitrios Glynos
Dimitrios Glynos
for and on behalf of DRYSHIPS INC.

/s/ Dimitrios Glynos
Dimitrios Glynos
for and on behalf of ROSCOE MARINE LTD.

/s/ Dimitrios Glynos
Dimitrios Glynos
for and on behalf of PERGAMOS OWNING COMPANY LIMITED

/s/ Dr. Adriano Cefai
Dr. Adriano Cefai
for and on behalf of TMS BULKERS LTD.